Exhibit 10(2)
System Contract #4.5014
SERVICE AGREEMENT
between
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
and
NORTH EAST ENERGY ASSOCIATION

SERVICE AGREEMENT

THIS AGREEMENT entered into this 1st day of February 2003, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller," first party, and NORTHEAST ENERGY ASSOCIATION, hereinafter referred to as "Buyer," second party,

WITNESSETH
WHEREAS, Buyer has requested to convert Buyer's Part 157 firm transportation service under Seller's Rate Schedule X-320 to Part 284 firm transportation service under Seller's Rate Schedule FTNP; and
NOW, THEREFORE, Seller and Buyer agree as follows:
ARTICLE I GAS TRANSPORTATION SERVICE

1. Subject to the terms and provisions of this agreement and of Seller's Rate Schedule FT, Buyer agrees to deliver or cause to be delivered to Seller gas for transportation and Seller agrees to receive, transport and redeliver natural gas to Buyer or for the account of Buyer, on a firm basis, up to a Transportation Contract Quantity ("TCQ") of 50,508 DT per day.

2. Transportation service rendered hereunder shall not be subject to curtailment or interruption except as provided in Section 11 of the General Terms and Conditions of Seller's FERC Gas Tariff.
ARTICLE II POINT(S) OF RECEIPT

Buyer shall deliver or cause to be delivered gas at the point(s) of receipt hereunder at a pressure sufficient to allow the gas to enter Seller's pipeline system at the varying pressures that may exist in such system from time to time; provided, however, the pressure of the gas delivered or caused to be delivered by Buyer shall not exceed the maximum operating pressure(s) of Seller's pipeline system at such point(s) of receipt. In the event the maximum operating pressure(s) of Seller's pipeline system, at the point(s) of receipt hereunder, is from time to time increased or decreased, then the maximum allowable pressure(s) of the gas delivered or caused to be delivered by Buyer to Seller at the point(s) of receipt shall be correspondingly increased or decreased upon written notification of Seller to Buyer. The point(s) of receipt for natural gas received for transportation pursuant to this agreement shall be:

See Exhibit A, attached hereto, for points of receipt.
ARTICLE III POINT(S) OF DELIVERY
Seller shall redeliver to Buyer or for the account of Buyer the gas transported hereunder at the following point(s) of delivery and at a pressure(s) of:
See Exhibit B, attached hereto, for points of delivery and pressures.
ARTICLE IV TERM OF AGREEMENT

This agreement shall be effective as of February 1, 2003, and shall remain in force and effect until 9:00 a.m. Central Clock Time October 31, 2006 and thereafter until terminated by Seller or Buyer upon at least one year prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate credit worthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff. As set forth in Section 8 of Seller's August 7, 1989 revised Stipulation and Agreement in Docket Nos. RP88-68 et.al., (a) pregranted abandonment under Section 284.221(d) of the Commission's Regulations shall not apply to any long term conversions from firm sales service to transportation service under Seller's Rate Schedule FT and (b) Seller shall not exercise its right to terminate this service agreement as it applies to transportation service resulting from conversions from firm sales service so long as Buyer is willing to pay rates no less favorable than Seller is otherwise able to collect from third parties for such service.

ARTICLE V RATE SCHEDULE AND PRICE

1. Buyer shall pay Seller for natural gas delivered to Buyer hereunder in accordance with Seller's Rate Schedule FT and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be legally amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit C to the service agreement.

2. Seller and Buyer agree that the quantity of gas that Buyer delivers or causes to be delivered to Seller shall include the quantity of gas retained by Seller for applicable compressor fuel, line loss make-up (and injection fuel under Seller's Rate Schedule GSS, if applicable) in providing the transportation service hereunder, which quantity may be changed from time to time and which will be specified in the currently effective Sheet No. 44 of Volume No. I of this Tariff which relates to service under this agreement and which is incorporated herein.

3. In addition to the applicable charges for firm transportation service pursuant to Section 3 of Seller's Rate Schedule FT, Buyer shall reimburse Seller for any and all filing fees incurred as a result of Buyer's request for service under Seller's Rate Schedule FT, to the extent such fees are imposed upon Seller by the Federal Energy Regulatory Commission or any successor governmental authority having jurisdiction.

ARTICLE VI MISCELLANEOUS
1. This agreement supersedes and cancels as of the effective date hereof the following contracts):
The Northeast Energy Association and Transcontinental Gas Pipe Line Corporation former X-320 Service Agreement .5328, dated November 1, 1991.

2. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

3. The interpretation and performance of this agreement shall be in accordance with the laws of the State of Texas, without recourse to the law governing conflict of laws, and to all present and future valid laws with respect to the subject matter, including present and future orders, rules and regulations of duly constituted authorities.

4. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.
5. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:
(a) If to Seller: Transcontinental Gas Pipe Line Corporation P.O. Box 1396 Houston, Texas 77251 Attention: Director, Customer Services
(b) If to Buyer: Northeast Energy Association c/o Florida Power 700 Universe Boulevard Juno Beach, FL 33408 Attention: Nate Hanson
Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party by certified or registered mail.

IN WITNESS WHEREOFY the parties hereto have caused this agreement to be signed by their respective officers or representatives thereunto duly authorized.
TRANSCONTINENTAL GAS PIPE LINE CORPORATION (Seller)
By	FRANK FERAZZI

Frank Ferazzi Vice President Customer Service - Transco

NORTH JERSEY ENERGY ASSOCIATION (Buyer)
By	RONALD SCHEIRER

Ronald Scheirer Vice President

EXHIBIT A
ATTACHED AND MADE A PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPELINE CORPORATION, AS SELLER, AND NORTHEAST ENERGY ASSOCIATION, AS BUYER, DATED FEBRUARY 1, 2003
POINT(S) OF RECEIPT	BUYER'S CUMULATIVE MAINLINE CAPACITY ENTITLEMENT (Dt / d)

1.

The points of Interconnection between 1) Seller and Pipeline facilities jointly owned by National Fuel and CNG Transmission Corporation and TETCO at Leidy, Clinton County, Pennsylvania, and 2) Seller and the Pipeline facilities owned by CNG at Leidy, Clinton County, Pennsylvania.

50,508 /1

1/ These quantities do not include the additional quantities of gas retained by Seller for applicable compressor fuel and line loss make-up provided for in Article V, 2 of this Service Agreement, which are subject to change as provided for in Article V, 2 hereof. Deliveries of gas for transportation hereunder at the Points of Receipt shall be made at any pressure that Seller may require, but in no event greater than 1,200 psig.

Exhibit B
ATTACHED AND MADE A PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPELINE CORPORATION, AS SELLER, AND NORTHEAST ENERGY ASSOCIATION, AS BUYER, DATED FEBRUARY 1, 2003
Point(s) of Delivery		Pressure(s)

1.	Existing Centerville point of interconnect between Algonquin Gas Transmission Company and Seller located in Somerset County, New Jersey.	Prevailing pressure in Seller's pipeline system not to exceed maximum allowable operating pressure.

Exhibit C
ATTACHED AND MADE A PART OF THAT SERVICE AGREEMENT BY AND BETWEEN TRANSCONTINENTAL GAS PIPELINE CORPORATION, AS SELLER, AND NORTHEAST ENERGY ASSOCIATION, AS BUYER, DATED FEBRUARY 1, 2003
Specification of Negotiated Rate and Term

None.